EXHIBIT 99.2

SolarMax Technology Awarded $127.3 Million EPC Contract for 430 MWh

Battery Storage Project in Texas

RIVERSIDE, CA – August 5, 2025 (GLOBE NEWSWIRE) – SolarMax Technology, Inc. (Nasdaq SMXT) (“SolarMax” or the “Company”), an integrated solar energy company, today announced that its wholly owned subsidiary, SolarMax Renewable Energy Provider, Inc., has entered into an engineering, procurement and construction (EPC) agreement with Longfellow BESS I LLC for a new utility-scale battery storage project in Pecos County, Texas. The contract is expected to generate revenues of approximately $127.3 million. SolarMax is purchasing an 8% interest in Longfellow BESS I LLC.

Under the agreement, SolarMax will deliver full-scope EPC services—including design, engineering, procurement, installation, construction, testing, startup, and commissioning—for a 430 megawatt-hour (MWh) battery energy storage system (BESS) and its associated high-voltage interconnection infrastructure. Project completion is expected by June 30, 2026.

“This contract represents a key step in scaling our commercial footprint in the United States and validates our strategy to diversify beyond residential solar into commercial-scale EPC services,” said David Hsu, CEO of SolarMax. “With supplier discussions nearing conclusion, we are confident in our ability to meet the project’s mid-2026 delivery timeline.”

The BESS project is designed to support grid stability and energy affordability in Texas by enabling the storage of renewable electricity for use during periods of peak demand. This installation contributes to the region’s broader clean energy strategy and is expected to play a critical role in maintaining grid reliability.

“We’re actively pursuing additional project opportunities across the U.S., and we’re encouraged by the strong momentum we’re seeing in our pipeline,” Hsu added. “This project reinforces our transition into a more diversified energy company, and we believe it positions us well to capitalize on the accelerating demand for large-scale clean energy solutions nationwide.”

About SolarMax Technology Inc.

SolarMax, based in California and founded in 2008, is a leader within the solar and renewable energy sector focused on making sustainable energy both accessible and affordable. SolarMax has established a strong presence in southern California. SolarMax is looking to generate growth with strategic initiatives that aim to scale commercial solar development services and LED lighting solutions in the US while expanding its residential solar operations. SolarMax’ website is www.solarmaxtech.com.

Any information contained on, or that can be accessed through SolarMax’ website or any other website or any social media is not a part of this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company's strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements are subject to risk and uncertainties, including, but not limited to the ability of SolarMax to price its services on the contract at rates that will enable SolarMax to generate a profit from the agreement, including the effect of inflation and tariffs on SolarMax’ cost, which may impact its ability to generate a profit from the transaction, the effect on SolarMax’ residential business with the termination of the federal residential solar tax credit on December 31, 2025 and those described in “Cautionary Note on Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 31, 2025 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 16, 2025. SolarMax undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact:

For more information, contact:

Stephen Brown, CFO

(951) 300-0711